UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KNDI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 9, 2021 (the “Closing Date”), Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), a wholly-owned subsidiary of Kandi Technologies Group, Inc. (the “Company”) sold 22% or all of its equity interests in Fengsheng Automobile Technology Group Co., Ltd (formerly known as Kandi Electric Vehicles Group Co., Ltd., the “Affiliate Company”) for a total amount of RMB308 million (approximately $47.3 million) (the “Transfer Price”).

According to the Equity Transfer Agreement by and between Kandi Vehicles and Geely Technology Group Co., Ltd., 50% of the Transfer Price shall be paid within five business days from the Closing Date and the balance of the Transfer Price shall be paid within six months from the Closing Date.

As a result of the completion of the updating of the equity ownership of the Affiliate Company on the Closing Date with the Zhejiang Provincial Administration for Market Regulation, Kandi Vehicles now owns no equity interests in the Affiliate Company and Geely and its affiliates own 100% of the equity interests of the Affliate Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: March 15, 2021	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	Chief Executive Officer

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